CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Fixed Income Trust


We consent to:

1) the use of our report dated September 27, 1996 for Keystone Diversified Bond Fund (B-2) incorporated by reference herein;

2) the use of our report dated November 29, 1996 for Keystone Quality Bond Fund (B-1) incorporated by reference herein; and

3)       the reference to our firm under the caption "FINANCIAL
         STATEMENTS AND EXPERTS" in the prospectus/proxy statement.


                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
October 9, 1997



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